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EXHIBIT 23

Clifton
Gunderson LLP
Certified Public Accountants & Consultants

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement (Form S-8, No. 0-8251) pertaining to the Coors Savings and Investment Plan of our report dated May 20, 2005, with respect to the financial statements and supplemental schedules of the Coors Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

s/s Clifton Gunderson LLP

Denver, Colorado
June 28, 2005

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Consent of Independent Registered Public Accounting Firm